UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 27, 2009
Ameristar Casinos, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-22494 (Commission File Number)	880304799 (I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Indenture
On May 27, 2009, Ameristar Casinos, Inc., a Nevada corporation (the “Company”), and certain of its subsidiaries (the “Guarantors”) entered into an Indenture (the “Indenture”) with Deutsche Bank Trust Company Americas, as trustee, relating to the issuance by the Company of $650 million aggregate principal amount of the Company’s 9 1/4% Senior Notes due 2014 (the “Notes”). The Notes were sold in private placement transactions, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were not and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.
The Company used the net proceeds of the offerings of the Notes (approximately $620 million, after deducting commissions and estimated expenses, including interest rate swap termination costs) to repay a portion of the revolving loan indebtedness outstanding under the Company’s senior secured credit facilities. Simultaneously, the Company terminated $650 million of revolving loan commitments under the credit facilities.
The terms of the Notes are governed by the Indenture. The Notes bear an interest rate of 9 1/4% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, with the initial interest payment on December 1, 2009. The Notes mature on June 1, 2014. The Notes and the guarantees of the Notes are senior unsecured obligations of the Company and the Guarantors, respectively, and rank equally with or senior to, in right of payment, all existing or future unsecured indebtedness of the Company and each Guarantor, respectively, but will be effectively subordinated in right of payment to the Company’s existing senior credit facilities and any future secured indebtedness, to the extent of the value of the assets securing such indebtedness.
The Company may redeem the Notes, in whole or in part, at any time prior to December 1, 2011 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest and additional interest, if any, to the redemption date plus a make-whole premium. Thereafter, the Company may redeem the Notes, in whole or in part, at the redemption prices of 104.625% and 102.313% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on December 1 of the years 2011 and 2012, respectively, and at a redemption price of 100% of the principal amount thereof on and after December 1, 2013, in each case, plus accrued and unpaid interest and additional interest, if any, to the redemption date. In addition, at any time prior to June 1, 2011, the Company may redeem up to 35% of the outstanding aggregate principal amount of the Notes with the net cash proceeds of one or more public equity offerings by the Company at a redemption price of 109.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and additional interest, if any, to the redemption date. The Notes are also subject to redemption requirements that may be imposed by gaming laws and regulations of gaming authorities in the jurisdictions in which the Company or its subsidiaries conducts gaming operations.

The Indenture contains covenants that limit the Company’s and its Restricted Subsidiaries’ (as defined in the Indenture) ability to (i) pay dividends or make distributions, repurchase equity securities, prepay subordinated debt or make certain investments, (ii) incur additional debt or issue certain disqualified stock or preferred stock, (iii) create liens on assets, (iv) merge or consolidate with another company or sell all or substantially all assets and (v) enter into transactions with affiliates. In addition, pursuant to the Indenture, if the Company experiences certain changes of control, each holder of the Notes can require the Company to repurchase all or a portion of such holder’s outstanding Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the repurchase date.
The foregoing description is not complete and is qualified in its entirety by the Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by reference. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.
Registration Rights Agreement
In connection with the issuance of the Notes, the Company, the Guarantors and the initial purchasers of the Notes entered into a Registration Rights Agreement, dated May 27, 2009 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Guarantors, among other things, have agreed to use their reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”) and cause to become effective an exchange offer registration statement with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for substantially identical debt securities of the Company that are registered under the Securities Act. Under certain circumstances, in lieu of an exchange offer registration statement, the Company and the Guarantors have agreed to file a shelf registration statement with the SEC with respect to the resale of the Notes. In the event that an exchange offer registration statement or shelf registration statement is not filed or does not become effective, or the exchange offer is not consummated, by the required times set forth in the Registration Rights Agreement, the Company will pay as liquidated damages to each holder of the applicable Notes, with respect to the first 90-day period from and including the date of the default, additional interest at a rate of 0.25% per annum. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default has been cured, up to a maximum amount of additional interest of 1.0% per annum.
The foregoing description is not complete and is qualified in its entirety by the Registration Rights Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. Each of the exhibits listed below is incorporated herein in its entirety.

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Exhibit	Description

4.1	Indenture, dated as of May 27, 2009, among Ameristar Casinos, Inc., the Guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.

10.1	Registration Rights Agreement, dated May 27, 2009, among Ameristar Casinos, Inc., the Guarantors named therein and Banc of America Securities LLC, Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.
	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
Dated: May 29, 2009		Title:	Senior Vice President and General Counsel

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